Exhibit 3(i)


                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            TRANSAMERICA CORPORATION


         The present name of the corporation is TRANSAMERICA CORPORATION. The corporation was incorporated under the name TRANSAMERICA CORPORATION by filing of its original certificate of incorporation with the Secretary of State of the State of Delaware on October 11, 1928. This Restated Certificate of Incorporation of the corporation restates and integrates and does not further amend the provisions of the corporation's Certificate of Incorporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation. This Restated Certificate of Incorporation was duly adopted in accordance with
Section 245 of the General Corporation Law of the State of Delaware and hereby restates and integrates the provisions of the corporation's Certificate of Incorporation to read in its entirety as follows:


                                    ARTICLE I

         The name of this corporation is TRANSAMERICA CORPORATION.


                                   ARTICLE II

         Its principal office in the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle. The name and address of its resident agent is the Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware.


                                   ARTICLE III

         The nature of the business of this corporation and the objects or purposes proposed to be transacted, promoted or carried on by it are as follows, namely:

         1. To subscribe for, purchase, acquire, invest in, hold for investment or otherwise, own, trade and generally deal in, and to use, sell, assign, transfer, pledge, mortgage or otherwise dispose of, the stocks, bonds, and other evidences of indebtedness of any corporation, domestic or foreign, public, quasi-public or private, and to possess and exercise in respect thereof all rights, powers and privileges of individual owners or holders of such stock, including the right to vote thereon and to execute proxies therefor, and also to the extent now or hereafter authorized or permitted by the laws of the State of Delaware to purchase, hold, sell, exchange or transfer, or otherwise deal in, shares of its own capital stock, bonds or other obligations from time to time to such an extent and in such manner and upon such terms as its board of directors shall determine and as the laws of Delaware may permit; provided that this corporation shall not use any of its funds or property for the purchase of shares of its own capital stock when such use would cause an impairment of the capital of this corporation, and provided further that shares of its own capital stock belonging to this corporation shall not be voted directly or indirectly.

         2. To do any and all acts and things for the protection, improvement and enhancement in value of such securities or of any thereof, or designed to accomplish any such purpose.

         3. To buy, hold, own, maintain, sell, convey, generally deal in, lease, mortgage, exchange and otherwise trade in and dispose of real property of all kinds or any interest or rights therein, within and without the State of Delaware and in any and all of the States, Districts, Territories or
dependencies of the United States and in any and all foreign countries in accordance with the law thereof; to carry on the business of developing and improving real property; to build, construct, operate, maintain, lease and sell dwelling houses, apartment houses, business blocks and buildings of all kinds and descriptions; to improve, enhance in value or alter all kinds of buildings and other real estate, both improved and unimproved; to maintain a general real estate agency, including the right to manage estates and to act as agent, broker or attorney-in-fact for any person or corporation; to supervise, manage and protect the real property of the corporation and any interest or claim held by it in the same; to have the same insured against fire and other casualties; to exercise all rights and powers, to perform all transactions, and in every respect to deal with real property to the same extent that is permitted under the laws of the State of Delaware to any commercial corporation.

         4. To acquire by purchase or otherwise, own, sell, lease, let, convey, mortgage, pledge, exchange, invest in, trade in and generally deal in personal property of every kind, character and description without limitation in any and all parts of the world in accordance with law to the same extent as is permitted to any commercial corporation by the laws of the State of Delaware.

         5. To acquire, own, hold and dispose of grants, concessions and franchises or interests therein; to cause to be formed, merged or reorganized, and to promote and aid in any way permitted by law the formation, merger or reorganization of any business, concern, firm, association or corporation, domestic or foreign, and to do all acts and things permitted by law tending to aid in establishing the business and promoting the success of any such business, concern, firm, association or corporation; to take over properties, manage the affairs and conduct the business of such concerns, firms, associations and corporations, and in the course of which business to dispose of, deal in, realize upon or otherwise turn to account, and to hold, possess and improve the property thereof, real or personal, of every kind and description, and to assume the liabilities of any such person, firm, association or corporation, and to take in any legal manner the whole or any part of the business or acquire and to pledge, mortgage, sell or otherwise dispose of the same.

         6. To promote and assist, financially or otherwise, corporations, domestic or foreign, public, quasi-public or private, firms, syndicates, associations, individuals and otherwise, and to the extent permitted by law, to give any guarantee in connection therewith for the payment of money or for the performance of any other undertaking or obligation; to institute, enter upon, assist, promote or participate in commercial, mercantile and industrial works, contracts, ventures, enterprises and operations without limit to the extent permitted by law, and to aid in procuring necessary means, facilities and capital for the same to such extent as may be permitted by law.

         7. To act as financial and business agent, general or special, for domestic and foreign corporations, public, quasi-public and private; individuals, partnerships, associations, firms and syndicates, and as such to develop, improve and extend the property, trade and business thereof, and to aid any lawful enterprise and in connection with acting as such representative or agent or broker for any principal to give any other aid or assistance to such extent as may be permitted by law.

         8. To guarantee the payment of dividends upon stock, or interest upon bonds, notes and other evidences of indebtedness or obligation, or the performance of the contracts or other obligations of any corporation, domestic or foreign, public, quasi-public or private, co-partnership, association, syndicate, firm or individual to such extent as may be permitted by law, and to such extent to enter into, make, perform and carry out contracts of every kind and for any lawful purpose with any person, firm, association, corporation, syndicate or others.

         9. To borrow money with or without pledge of or mortgage upon any or all of its property, real or personal, as security, and from time to time to make, execute, endorse and issue bonds, debentures, promissory notes, bills of exchange and other obligations of the company for moneys borrowed or in payment for property acquired or for any other objects and purposes of the company or its business, and to secure the payment of any such obligations by mortgage, pledge, deed, deed of trust, indenture, agreement or other instrument of trust, or by other lien upon, assignment of or agreement in respect to all or any part of the property, rights, privileges or franchises of this corporation, wherever situated, whether now owned or hereafter to be acquired.

         10. To apply for, obtain, register, purchase, lease or otherwise acquire, hold, own, use, operate, introduce, develop or control, sell, assign, or otherwise dispose of, take or grant licenses, patents, inventions, patent rights, copyrights, privileges, improvements, processes, trade marks, trade names, formulae, labels, designs, brands and blends and any interest therein, and similar rights of any and all kinds and whether granted, registered or established by or under the laws of the United States or of any other State, Country or sovereign, and to use, improve, exercise, develop, grant licenses in respect of, sell, trade in or otherwise turn to account the same; to acquire water and water rights within and without the State of Delaware for all purposes, to promote irrigation, construct and maintain dams, levees, weirs, canals, ditches, and do all other acts necessary to secure, impound and use water for irrigation, drainage and other purposes so far as can be done in accordance with law.

         11. To act as insurance agent for any fire, accident, life, casualty or other insurance company, and generally to conduct and maintain a general insurance brokerage and commission business, and generally deal in, place and contract, either on commission or otherwise, insurance of every kind or character; to become a member of any brokers or other insurance board or organization, convenient or proper for the carrying on of any such business.

         12. To act as trustee under deeds of trust securing obligations for the payment of money, or otherwise act as trustee to such extent as may be permitted by the laws of Delaware or by the laws of any state in which this company may do business.

         13. To organize or cause to be organized under the laws of the State of Delaware, or of any other state, district, territory, province or government, a corporation or corporations for the purpose of accomplishing any or all of the objects for which this corporation is organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

         14. To carry on any other lawful business whatsoever which may seem to the corporation capable of being carried on in connection with the foregoing, or calculated directly or indirectly to promote the interest of the corporation or to enhance the value of its properties; and to have, enjoy and exercise all the rights, powers and privileges which are now or which may hereafter be conferred upon corporations organized under the same statutes as this corporation.

         15. To do a general financial, industrial, mining, manufacturing, shipping, importing and exporting, brokerage, merchandising, farming business, and to engage in any other business or transaction permitted by the laws of Delaware to any commercial corporation.

         16. In the acquisition of any property, real or personal, hereinbefore mentioned, or of any shares of stock, debentures, bonds or other evidences of indebtedness, or any other rights or privileges of any kind or character, this corporation may issue in payment thereof, in whole or in part, shares of its own capital stock, or otherwise pay for the same in shares of its own capital stock or in the bonds or other evidences of indebtedness issued by this corporation, and the board of directors of this corporation shall have the right to determine the value to be placed on any such shares, bonds or other indebtedness of this corporation so issued or exchanged.

         17. To conduct its business (including the holding, purchasing, mortgaging and conveying of real and personal property) in the State of Delaware, other States, the District of Columbia, the territories, colonies and possessions of the United States and in foreign countries; and to maintain such offices either within or without the State of Delaware as may be convenient; provided, however, that nothing herein contained shall be deemed to authorize this corporation to construct, hold, maintain or operate within the State of Delaware railroads, railways, telegraph or telephone lines, or to carry on within said State any public utility business.

         The foregoing clauses shall be construed both as objects and powers and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of the corporation; and it is the intention that the purposes, objects and powers specified in each of the paragraphs of this Article Third of this Certificate of Incorporation shall, except as otherwise expressly provided, in no wise be limited or restricted by reference to or inference under the terms of any other clause or paragraph of this Article or any other Article of this Certificate of Incorporation, but that each of the purposes, objects and powers specified in this Article and each of the Articles or paragraphs of this Certificate of Incorporation shall be regarded as independent purposes, objects and powers.

                                   ARTICLE IV

         The total number of shares of all classes of capital stock which this corporation shall have authority to issue is three hundred six million two hundred thousand (306,200,000) shares, of which one million two hundred thousand (1,200,000) shares shall be preferred stock, of the par value of one hundred dollars ($100) per share; five million (5,000,000) shares shall be preference stock, without par value; and three hundred million (300,000,000) shares shall be common stock, of the par value of one dollar ($1) per share.

         Except as otherwise expressly provided by this Certificate of Incorporation or the resolution or resolutions of the board of directors providing for the issue of a series of preferred stock or preference stock, stock of any class or classes may be authorized, and the amount of authorized stock of any class or classes may be increased or decreased, by the affirmative vote of the holders of a majority of the stock of this corporation at the time entitled to vote.

         At every meeting of the stockholders of this corporation, each holder of common stock of this corporation shall be entitled to one vote for each full share of common stock, and to one-half of one vote for each one-half interest in a share of common stock, held by such holder of common stock.

         1.       PREFERRED STOCK

         The preferred stock may be issued in one or more series with such redemption provisions, dividend rights, rights on dissolution or distribution of assets, conversion or exchange rights, designations, voting powers, preferences and relative, participating, optional or other rights, if any, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock, or series thereof, adopted, at any time and from time to time, by the board of directors of this corporation.

         2.       PREFERENCE STOCK

         The preference stock may be issued in one or more series with such redemption provisions, dividend rights, rights on dissolution or distribution of assets, conversion or exchange rights, designations, voting powers, preferences and relative, participating, optional or other rights, if any, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in this Certificate of Incorporation or in the resolution or resolutions providing for the issue of such stock, or series thereof, adopted, at any time and from time to time, by the board of directors of this corporation.

         3.       PREFERRED STOCK AND PREFERENCE STOCK ON A PARITY

         The preferred stock and the preference stock shall rank on a parity and the rights of the holders of each such class of stock as to the payment of dividends and as to distributions in the event of a voluntary or an involuntary liquidation, dissolution or winding up of this corporation, shall rank on an equality with the rights of the holders of the other such class of stock.
Nothing herein contained shall preclude the board of directors of this corporation from fixing dividend rates or liquidating preferences which are different in amount for any series of either class of such stock from the dividend rates or liquidating preferences applicable to any series of the other class of such stock, or from fixing different dividend payment dates for any series of either of such classes of stock.

         4.       SERIES OF PREFERENCE STOCK

         Except as otherwise expressly provided by the Delaware law or this Certificate of Incorporation, there shall be no limitation or restriction on variation between any of the different series of preference stock. All preference stock of all series shall share pro rata in the payment of all dividends on the preference stock at the various rates fixed for each series and in any amounts payable or distributable upon liquidation, dissolution or winding up of this corporation to the extent of the respective liquidation preferences fixed for each series; and, except for variations between the different series of preference stock, as herein expressly provided or permitted, all series of preference stock shall rank on a parity. All preference stock of any one series shall be entitled to the same dividend rate and shall have the same voting, redemption, conversion, liquidation and other rights, preferences, privileges, limitations and restrictions.

         a. Dividend rights. The holders of the preference stock of all series shall be entitled to receive, when and as declared by the board of directors, dividends at the rate or rates fixed for the respective series, and no more, without priority of one series over any other series, out of funds of this corporation legally available therefor, payable in cash on such dates as may be fixed by the board of directors as to any series of preference stock (the periods between any such dates, commencing on such dates, being herein designated as "dividend periods"). Dividends on the preference stock of any series shall be cumulative from and after such date as may be fixed by the board of directors prior to the issuance thereof. Such dividends on the preference stock of all series shall be declared and paid or set apart for payment before any dividend shall be declared or paid or set apart for payment on, or any other distribution made in respect of, the common stock, and shall be cumulative as above provided so that if, in any dividend period, dividends at the respective rates fixed for each such series shall not have been declared and paid or set apart for payment on all outstanding shares of each such series for such dividend period and all preceding dividend periods from and after the date from which dividends on each such series shall be cumulative, then the aggregate deficiency shall be fully paid or declared and set apart for payment, but without interest, before any dividends shall be declared or paid or set apart for payment on, or any other distribution made in respect of the common stock.

         After full cumulative dividends on the outstanding preferred stock and preference stock of all series shall have been paid or set apart for payment for all previous dividend periods and for the then current dividend period, and after sufficient funds shall have been set aside to meet all matured obligations, if any, of this corporation with respect to all sinking funds, retirement funds or purchase funds for any series of preferred stock or preference stock, then and not otherwise, as long as any preferred stock or preference stock of any series shall remain outstanding, dividends may be declared and paid or set apart for payment on the common stock in the discretion of the board of directors out of any funds of this corporation thereafter remaining and legally available therefor.

         Accumulations of dividends, whether declared or passed, shall not bear interest.

         b. Voting rights. Except as otherwise expressly provided by Delaware law or this Certificate of Incorporation or the resolution or resolutions of the board of directors providing for the issue of a series of preference stock, each holder of any series of preference stock at the time entitled to vote, shall be entitled to one vote for each share held by such holder.

         Whenever and as often as dividends payable on the preference stock at the time outstanding shall be accumulated and unpaid in an amount equivalent to or exceeding six quarterly dividends (whether or not declared and whether consecutive or not), the holders of record of the preference stock of all series shall thereafter have the right, as a single class, to elect two directors, and, subject to the terms of any outstanding series of preferred stock or preference stock, the holders of record of the common stock, as a single class, shall have the right to elect the remaining authorized number of directors.

         Upon the happening of the six (6) dividend defaults hereinabove set forth, a special meeting of stockholders of this corporation then entitled to vote shall be called by the Chairman of the Board or the President or the Secretary of this corporation, if requested in writing by the holders of records of not less than ten (10) per cent of the preference stock then outstanding. At such special meeting, or, if no such special meeting shall have been called, then at the next annual meeting of stockholders, the stockholders of this corporation then entitled to vote shall elect, voting as above provided, an entirely new board of directors, and the term of office of the directors in office at the time of such election shall expire upon the election of their successors at such meeting; provided, however, that nothing herein contained shall be construed to be a bar to the reelection of any director at such meeting. At all meetings of stockholders at which holders of preference stock shall be entitled to vote for directors as a single class, the holders of a majority of the outstanding shares of each class or series of capital stock of this corporation having the right to vote as a single class shall be necessary to constitute a quorum, whether present in person or by proxy, for the election by that class or series of its designated directors. In order to validate an election of directors by stockholders voting as a class, such directors shall be elected by the vote of at least a plurality of shares held by such stockholders present or represented at the meeting. At any such meeting, the election of directors by stockholders voting as a class shall be valid notwithstanding that a quorum of other stockholders voting as one or more classes may not be present or represented at such meeting, and if any stockholders voting as a class shall elect directors, the directors so elected shall be deemed to be directors of this corporation unless and until the other stockholders entitled to vote as one or more classes shall elect their directors.

         While class voting is in effect with respect to the preference stock, any director elected by holders of preference stock voting as a class may be removed at any annual or special meeting, by vote of a majority of the stockholders voting as a class who elected such director, for any cause deemed sufficient by such stockholders present at such meeting. In case any vacancy shall occur among the directors elected by such stockholders voting as a class, such vacancy may be filled by the remaining director so elected, or his successor then in office, and the director so elected to fill such vacancy shall serve until the next meeting of stockholders for the election of directors.

         Such voting rights of the holders of preference stock as a single class, once effective, shall continue only until all arrears in dividends (whether or not declared) on the preference stock shall have been paid or declared and set apart for payment at which time the right of the preference stock to vote as a single class for the election of directors, as hereinabove set forth, shall terminate. Upon such termination, a special meeting of the stockholders of this corporation then entitled to vote may be called by the Chairman of the Board or the President, and shall be called by the Chairman of the Board or the President or the Secretary of this corporation if requested in writing by the holders of record of not less than one (1) percent of the common stock then outstanding, and at such special meeting, or if no such special meeting shall have been called then at the next annual meeting of the stockholders, the stockholders of this corporation then entitled to vote shall elect an entirely new board of directors and the term of office of the directors in office at the time of such election shall expire upon the election of their successors at such meeting; provided, however, that nothing herein contained shall be construed to be a bar to the re-election of any such director at such meeting.

         The consent of the holders of at least two-thirds of the number of shares of preference stock at the time outstanding, given in person or by proxy, either in writing or at a meeting of stockholders at which the holders of the preference stock shall vote separately as a class, shall be necessary for effecting or validating:

                  (i) any change in the Certificate of Incorporation or By-Laws of this corporation which would materially and adversely alter or change the preferences, special rights or powers given to the holders of the preference stock, provided, that if one or more but not all series of preference stock at the time outstanding are so affected, only the consent of the holders of at least two-thirds of each series so affected, voting separately as a class, shall be required; or

                  (ii) the issuance of any shares of any other class of stock of this corporation ranking prior to the preference stock.

         The term "ranking prior to the preference stock" shall mean and include all shares of stock of this corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or an involuntary liquidation, dissolution or winding up of this corporation, are given preference over the rights of the holders of the preference stock.

         c. Redemption provisions. Every series of preference stock shall be subject to redemption at the election of this corporation and by operation of the respective sinking funds, retirement funds or purchase funds of any series thereof, in whole or in part, at any time or from time to time, at such price or prices and upon such other terms and conditions as stated in this Certificate of Incorporation, or at such price or prices and upon such other terms and conditions, not inconsistent with the express provisions of this Certificate of Incorporation, as shall be fixed in the resolution or resolutions of the board of directors providing for the issue of such series of preference stock.

         The following additional conditions shall apply to the redemption of all series of preference stock:

         Notice of any proposed redemption shall be given by this corporation by publication (not less than 30 days nor more than 90 days prior to the redemption date) at least once in a newspaper printed in the English language and of general circulation in the City and County of San Francisco, State of California (upon any secular day of the week), stating such election on the part of this corporation and that on the redemption date there will become due and payable upon each of the shares to be redeemed, at the place or places specified in such notice, the applicable redemption price therein specified. A similar notice shall be mailed by this corporation, postage prepaid, not less than 30 days nor more than 90 days prior to the date fixed for redemption, to each holder of record of such shares to be redeemed at his address as shown on the records of this corporation. The failure to mail such notice or any defect in such mailing shall not invalidate the redemption of such shares.

         If less than all the shares of preference stock of any series are to be redeemed, redemption shall be made by lot or pro rata, in any manner determined by the board of directors to be fair and proper, and the notice of redemption shall specify the shares to be redeemed. From and after the date fixed for redemption, unless default shall be made by this corporation in payment of the redemption price, all dividends on the shares of preference stock called for redemption shall cease to accrue and all rights of the holders of such shares as shareholders of this corporation shall cease and terminate, except the right to receive the applicable redemption price, without interest, upon surrender of the certificates representing the shares so called for redemption, duly endorsed for transfer, if required.

         If this corporation, on or prior to the date fixed for the redemption of any of the preference stock, shall deposit with a bank or trust company doing business in San Francisco, California, as a trust fund for the benefit of the respective holders of such shares to be redeemed, sums sufficient to redeem such shares called for redemption, with irrevocable instructions and authority to such depositary to publish, in the name of this corporation, the notice of redemption thereof (if not theretofore published) and to pay on or after the date fixed for such redemption to the respective holders of such shares the redemption price thereof upon surrender of the certificates representing the shares so called for redemption, then from and after the time of such deposit (although prior to the date fixed for redemption) such shares so called for redemption shall be deemed to be redeemed and dividends thereon shall cease to accrue after said date fixed for redemption. Said deposit shall be deemed to constitute full payment of such shares to the respective holders thereof and such shares shall no longer be deemed to be outstanding and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto, except only the right to receive from such bank or trust company payment of the redemption price of such shares, without interest, upon surrender of the certificates representing the shares so called for redemption and the right to exercise any existing conversion rights in accordance with the express terms of such shares. All funds so deposited and not used for redemption because of any such conversions shall be returned to this corporation.

         All preference stock redeemed or otherwise retired shall immediately on the redemption or retirement thereof be cancelled and restored to the status of authorized but unissued preference stock.

         d. Liquidation rights. In the event of any liquidation, dissolution or winding up of this corporation, voluntary or involuntary, the holders of all shares of preference stock of all series shall be entitled to be paid in full out of the assets of this corporation, without priority between series, the respective voluntary or involuntary liquidation price fixed for such series, and no more, plus all accrued and unpaid dividends thereon to the date that payment is made available to the holders of such shares, prior to any payment or distribution of any assets of this corporation to the holders of the common stock. If, upon any voluntary or involuntary liquidation, dissolution or winding up of this corporation, the assets of this corporation shall be insufficient to permit the payment in full of the amounts payable to the holders of the preferred stock and the preference stock of all series, then, to the exclusion of the holders of the common stock, the holders of the preferred stock and preference stock of all series shall share ratably in proportion to the amounts which they are respectively entitled to receive in the distribution of the entire amount of the assets of this corporation according to the number of shares of all series of the preferred stock and preference stock which they respectively hold.

         After payment to the holders of the preferred stock and preference stock of all series of the full preferential amounts to which they are respectively entitled, as aforesaid, the holders of the common stock shall be entitled to receive as a class, pro rata, all remaining assets of this corporation available for distribution to its stockholders.

         Consolidation or merger of this corporation with or into another corporation or corporations, or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all of the assets of this corporation, shall not be deemed or construed to be a liquidation, dissolution or winding up of this corporation within the meaning of this paragraph d.

         5.       NO PREEMPTIVE RIGHTS

         No stockholder of this corporation shall have any preemptive or preferential right of subscription to any shares of any stock of this corporation, or to any obligations convertible into stock of this corporation issued or sold, nor any right of subscription to any thereof other than such, if any, as the board of directors of this corporation in its discretion from time to time may determine, and the board of directors may issue stock of this corporation, or obligations convertible into stock, without offering such issue of stock, either in whole or in part, to the stockholders of this corporation. The acceptance of stock in this corporation shall be a waiver of any such preemptive or preferential right which in the absence of this provision might otherwise be asserted by stockholders of this corporation or any of them.

         6.       EFFECT OF SHARE REGISTRATION

         This corporation shall be entitled to treat the person in whose name any share is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not this corporation shall have notice thereof, save as expressly provided by the laws of the State of Delaware.


                                    ARTICLE V

         The number of shares with which this corporation will commence business is sixty (60) shares of the par value of twenty-five ($25.00) dollars each.


                                   ARTICLE VI
                                    [DELETED]


                                   ARTICLE VII

         The corporation shall have perpetual existence.


                                  ARTICLE VIII

         The private property of the stockholders shall not be subject to the payment of the debts of the corporation, but shall be exempt from corporate liability.


                                   ARTICLE IX

         The number of directors of this corporation shall be fixed and may be altered from time to time as may be provided in the By-Laws of this corporation. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors. At the 1986 annual meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of stockholders beginning in 1987, successors to the class of directors whose term expires at that annual meeting shall be for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy in the board of directors that results from an increase in the number of directors may be filled by a majority of the board of directors then in office, provided that a quorum is present, and any other vacancy occurring in the board of directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of such director's predecessor.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock or preference stock issued by this corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this
Article IX unless expressly provided by such terms. The officers of this corporation need not be stockholders therein.

         Notwithstanding any other provision of this Certificate of Incorporation, the affirmative vote of holders of eighty percent (80%) of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change, repeal or adopt any provision as part of this Certificate of Incorporation, inconsistent with the purpose of intent of this
Article IX.


                                    ARTICLE X

         In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

         (a) To make, alter, amend or repeal the By-Laws of this corporation without any action on the part of the stockholders; provided, however, that, notwithstanding any other provisions of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares of capital stock of this corporation, voting together as a single class, shall be required to make, alter, amend or repeal any provision of the By-Laws of this corporation.

         (b) To fix, determine, and vary the amount to be maintained as surplus, and subject to the other provisions and requirements of this Certificate of Incorporation the amount or amounts to be set apart or reserved as working capital.

         (c) By resolution passed by a majority of the whole board, to designate three or more of their number to constitute an Executive Committee, which committee, to the extent provided in said resolution or in the By-Laws of this corporation, shall have and exercise (except when the board of directors shall be in session) any and all of the powers of the board of directors in the management of the business and affairs of this corporation and have power to authorize the seal of this corporation to be affixed to all papers which may require it.

         (d) To authorize and cause to be executed mortgages and liens, without limit as to amount, on the real and personal property of this corporation.

         (e) To sell, exchange, assign, convey or otherwise dispose of a part of the property (whether real or personal), assets and effects of this corporation less than the whole or less than substantially the whole thereof, on such terms and conditions as they shall deem advisable without the assent of the stockholders in writing or otherwise.

         (f) With the consent in writing of, or pursuant to a vote of, the holders of a majority of the number of shares of capital stock having voting power issued and outstanding to sell, exchange, assign, transfer and convey or otherwise dispose of the whole, or substantially the whole of the property (whether real or personal), assets, effects and good will of this corporation (including the corporate franchise and other intangible property of this corporation) upon such terms and conditions as the board of directors shall deem expedient and for the best interests of this corporation.

         (g) From time to time to determine whether and to what extent and at what time and place and under what conditions and regulations the accounts and books of this corporation, or any of them, shall be open to the inspection of any stockholder; and no stockholder shall have any right to inspect any account, book or document of this corporation except as conferred by statute or the By-Laws or as authorized by resolution of the stockholders or board of directors.


                                   ARTICLE XI

         This corporation may in its By-Laws confer powers upon its board of directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon them by the laws of the State of Delaware.


                                   ARTICLE XII

         The stockholders and board of directors shall have power, if the By-Laws so provide, to hold their meetings and to keep the books of this corporation (except such as are required by the law of the State of Delaware to be kept in Delaware) and documents and papers of this corporation outside the State of Delaware and to have one or more offices within or without the State of Delaware at such places as may be designated from time to time by the board of directors.

         Any action required or permitted to be taken by the stockholders of this corporation must be effected at an annual or special meeting of stockholders of this corporation and may not be effected by any consent in writing by such stockholders. Special meetings of stockholders of this corporation may be called only by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the board of directors for adoption).

         Notwithstanding any other provision of this Certificate of Incorporation, the affirmative vote of holders of eighty percent (80%) of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of this Article XII.


                                  ARTICLE XIII

         All of the powers of this corporation, in so far as the same may be lawfully vested by this Certificate of Incorporation in the board of directors, are hereby conferred upon the board of directors of this corporation.


                                   ARTICLE XIV

         This corporation reserves the right to amend, alter, change, add to or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights and powers conferred by this Certificate of Incorporation on stockholders, directors and officers are granted subject to this reservation.


                                   ARTICLE XV

         A. In addition to any affirmative vote required by law or this Certificate of Incorporation or the By-Laws of this corporation, and except as otherwise expressly provided in Section B of this Article XV, a Business Combination (as hereinafter defined) with, or proposed by or on behalf of, any Interested Stockholder (as hereinafter defined) or any Affiliate or Associate (as hereinafter defined) of any Interested Stockholder or any person who thereafter would be an Affiliate or Associate of such Interested Stockholder shall require the affirmative vote of not less than a majority of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

         B. The provisions of Section A of this Article XV shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of this Certificate of Incorporation or the By-Laws of this corporation, or any agreement with any national securities exchange, if all of the conditions specified in either of the following Paragraphs 1 or 2 are met or, in the case of a Business Combination not involving the payment of consideration to the holders of this corporation's outstanding Capital Stock (as hereinafter defined), if the condition specified in the following Paragraph 1 is met:

                  1. The Business Combination shall have been approved, either specifically or as a transaction which is within an approved category of transactions, by a majority (whether such approval is made prior to or subsequent to the acquisition of, or announcement or public disclosure of the intention to acquire, beneficial ownership of the Voting Stock that caused the Interested Stockholder to become an Interested Stockholder) of the Continuing Directors (as hereinafter defined).

                  2. All of the following conditions shall have been met:

                  (a) The aggregate amount of cash and the Fair Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of common stock in such Business Combination shall be at least equal to the highest amount determined under clauses (i) and (ii) below:

                           (i) (if  applicable)  the  highest  per  share  price
                  (including  any  brokerage  commissions,  transfer  taxes  and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of common stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of common stock (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to common stock; and

                           (ii) the Fair Market  Value per share of common stock
                  on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to common stock.

                  (b) The aggregate amount of cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock, other than common stock, shall be at least equal to the highest amount determined under clauses (i) and (ii) below:

                           (i) (if  applicable)  the  highest  per  share  price
                  (including  any  brokerage  commissions,  transfer  taxes  and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of such class or series of Capital Stock (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock; and

                           (ii) the Fair Market Value per share of such class or
                  series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock.

         The provisions of this Paragraph 2 shall be required to be met with respect to every class or series of outstanding Capital Stock, whether or not the Interested Stockholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.

                  (c) The consideration to be received by holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of such class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Stockholder.

                  (d) After the Determination Date and prior to the consummation of such Business Combination: (i) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (ii) there shall have been no reduction in the annual rate of dividends paid on the common stock (except as necessary to reflect any stock split, stock dividend or subdivision of the common stock), except as approved by a majority of the Continuing Directors; (iii) there shall have been an increase in the annual rate of dividends paid on the common stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of common stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (iv) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Stockholder becoming an Interested Stockholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Stockholder's percentage beneficial ownership of any class or series of Capital Stock.

                  (e) After the Determination Date, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder of this corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by this corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                  (f) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the
         Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Act") (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all stockholders of this corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Stockholder and its Affiliates or Associates (as hereinafter defined), such investment banking firm to be paid a reasonable fee for its services by this corporation.

                  (g) Such Interested Stockholder shall not have made any major change in this corporation's business or equity capital structure without the approval of a majority of the Continuing Directors.

     C. The following definitions shall apply with respect to this Article XV:

                  1.       The term "Business Combination" shall mean:

                  (a) any merger or consolidation of this corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder or (ii) any other company (whether or not itself an Interested Stockholder) which is or after such merger or consolidation would be an Affiliate or Associate of an Interested Stockholder; or

                  (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets, securities or commitments of this corporation, any Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder which (except for any arrangement, whether as employee, consultant or otherwise, other than as a director, pursuant to which any Interested Stockholder or any Affiliate or Associate thereof shall, directly or indirectly, have any control over or responsibility for the management of any aspect of the business or affairs of this corporation, with respect to which arrangements the value test set forth below shall not apply), together with all other such arrangements (including all contemplated future events) has an aggregate Fair Market Value and/or involves aggregate commitments of $50,000,000 or more; or

                  (c) the adoption of any plan or proposal for the liquidation or dissolution of this corporation or for any amendment to this corporation's By-Laws; or

                  (d) any reclassification of securities (including any reverse stock split), or recapitalization of this corporation, or any merger or consolidation of this corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

                  (e) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (a) to (d).

                  2. The term "Capital Stock" shall mean all capital stock of this corporation authorized to be issued from time to time under
         Article IV of this Certificate of Incorporation, and the term "Voting Stock" shall mean all Capital Stock which by its terms may be voted on all matters submitted to stockholders of this corporation generally.

                  3. The term "person" shall mean any individual, firm, company, or other entity, and shall include any group comprised of any person and any other person with whom such person or any Affiliate or
         Associate   of  such   person  has  any   agreement,   arrangement   or
         understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

                  4. The term "Interested Stockholder" shall mean any person (other than the corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of this corporation or any Subsidiary or any trustee of, or fiduciary with respect to, any such plan when acting in such capacity) who (a) is or has announced or publicly disclosed a plan or intention to become the beneficial owner of Voting Stock representing twenty percent (20%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (b) is an Affiliate or Associate of this corporation and at any time within the two-year period immediately prior to the date in question, was the beneficial owner of Voting Stock representing twenty percent (20%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.

                  5. A person shall be a "beneficial owner" of any Capital Stock
         (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Stockholder pursuant to Paragraph 4 of this Section C, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this Paragraph 5 of Section C, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                  6. The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Act as in effect on the date that Article XV is approved by the Board (the term "registrant" in said Rule 12b-2 meaning in this case, this corporation).

                  7. The term "Subsidiary" means any company of which a majority of any class of equity security is beneficially owned by this corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 4 of this Section C, the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by this corporation.

                  8. The term "Continuing Director" means any member of the board of directors of this corporation (the "Board of Directors"), while such person is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director while such successor is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

                  9. The term "Fair Market Value" means (a) in the case of cash, the amount of such cash; (b) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and
         (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

                  10. In the event of any Business Combination in which this corporation survives, the phrase "consideration other than cash to be received" as used in Paragraphs 2(a) and 2(b) of Section B of this
         Article XV shall include the shares of common stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

         D. A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Article XV on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Stockholder, (b) the number of shares of Capital Stock or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether the proposed action is with, or proposed by, or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, and (e) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by this corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $50,000,000 or more. Any such determination made in good faith shall be binding and conclusive on all parties.

         E. Nothing contained in this Article XV shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

         F. The fact that any Business Combination complies with the provisions of Section B of this Article XV shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of this corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

         G. For the purposes of this Article XV, a Business Combination or any proposal to amend, repeal or adopt any provision of this Certificate of Incorporation inconsistent with this Article XV (collectively, "Proposed Action") is presumed to have been proposed by, or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder or a person who thereafter would become such if (1) after the Interested Stockholder became such, the Proposed Action is proposed following the election of any director of this corporation who, with respect to such Interested Stockholder, would not qualify to serve as a Continuing Director, or (2) such Interested Stockholder, Affiliate, Associate or person votes for or consents to the adoption of any such Proposed Action, unless as to such Interested Stockholder, Affiliate, Associate or person, a majority of the Continuing Directors makes a good faith determination that such Proposed Action is not proposed by or on behalf of such Interested Stockholder, Affiliate, Associate or person, based on information known to them after reasonable inquiry.

         H. Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of this corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the By-Laws of this corporation), the affirmative vote of the holders of not less than a majority of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article XV; provided, however, that this Section H shall not apply to, and such majority vote shall not be required for, any amendment, repeal or adoption unanimously recommended by the Board of Directors if all of such directors are persons who would be eligible to serve as Continuing Directors within the meaning of Section C, Paragraph 8 of this
Article XV.

                                   ARTICLE XVI

         No director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article XVI shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.


         IN WITNESS WHEREOF, Transamerica Corporation has caused this Restated Certificate of Incorporation to be signed by Frank C. Herringer, its Chairman, President and Chief Executive Officer, and attested by Shirley H. Buccieri, its Secretary, this 17th day of December, 1998.

                                        TRANSAMERICA CORPORATION



                                        By:  /s/ Frank C. Herringer
                                             Chairman, President and
                                             Chief Executive Officer



         [SEAL]


Attested:



By: /s/ Shirley Buccieri
    Secretary